Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-252012) and Form- S-8 (File Nos. 333-221759, 333-224239, 333-230450, and 333-237050) of our report dated March 15, 2022 with respect to the consolidated financial statements of Opiant Pharmaceuticals, Inc. included in the Annual Report on Form 10 K for the year ended December 31, 2021.

/s/ MaloneBailey, LLP www.malonebailey.com
Houston, Texas
March 15, 2022